SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                    THE SECURITIES EXCHANGE ACT OF 1934
                            (AMENDMENT NO.     )

 Filed by the Registrant  (X)
 Filed by a Party other than the Registrant ( )

 Check the appropriate box:


 ( )       Preliminary Proxy Statement
 ( )       Confidential, For Use of the Commission Only (as permitted by
             Rule 14a-6(e)(2))
 ( )       Definitive Proxy Statement
 (X)       Definitive Additional Materials
 ( )       Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                      PLUM CREEK TIMBER COMPANY, L.P.
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              (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)


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             and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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         (5) Total fee paid:

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   ( )   Check box if any part of the fee is offset as provided by
         Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:

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 March 1, 1999


 Dear Fellow Unitholder:

 According to our latest records, we have not received your proxy for Plum Creek Timber Company, L.P.'s Special Meeting of Unitholders to be held on March 22, 1999. At this meeting, Unitholders will be asked to approve the proposed conversion of Plum Creek's structure from a publicly traded Master Limited Partnership (MLP) to a publicly traded Real Estate Investment Trust
 (REIT). You should have recently received the proxy statement/prospectus, which contains a complete description of the conversion transaction.

 ON BEHALF OF THE BOARD OF DIRECTORS AND MANAGEMENT OF PLUM CREEK, I URGE YOU TO VOTE "FOR" THE CONVERSION.

 Because approval of the conversion transaction requires the affirmative vote of two-thirds of all outstanding Units, your vote is extremely important. REMEMBER, IF YOU DO NOT VOTE, IT WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE CONVERSION. Consequently, your vote is very important no matter how many Units you may own. Please take a moment to sign, date and return the enclosed proxy card to our proxy solicitor, Georgeson & Company, Inc., in the enclosed postage-paid envelope.

 Very truly yours,




 Rick R. Holley
 President and Chief Executive Officer